[GCI LOGO]
                           GENERAL COMMUNICATION, INC.
                       CODE OF BUSINESS CONDUCT AND ETHICS


                                    Preamble

Declaration of Principles

         We, the officers, directors and employees ("Employees") of General Communication, Inc. and each of its subsidiaries (collectively, "Company"), believe that our success as an organization is determined by our decisions and actions as individuals. We are committed to complying with all applicable law and regulations and the terms of this Code of Business Conduct and Ethics ("Code"). We adopted this Code to set forth certain standards for our behavior.

         This Code defines how we conduct ourselves, how we make decisions and for what we stand. By adhering to this Code, we will maintain focus and harmony in pursuit of our mission as the Company.


                                  Our Identity

Overview

         We are committed and resolve to follow the highest level of honest and ethical conduct in all Company business activities including, but not limited to, the Company's relationship with its Employees, customers, vendors, competitors, government and the public. Each Employee must conduct himself or herself in accordance with the provisions and intent of this Code and must avoid even the appearance of improper behavior.

         Each corporate officer and director of the Company is required to comply with this Code. Integrity in our business starts at the top.

         Through this Code, we resolve to maintain an environment of honesty and accountability. A violation of this Code may result in corrective or disciplinary action as provided below. Our actions, in conjunction with the Company, reflect on our reputation, individually, as Employees and, collectively, as the Company. In this regard, we resolve to maintain the following characteristics as the Company and individually.


                                   Our Conduct


         This Code has been adopted by the board of directors of General Communication, Inc. and by the boards of directors of each of its subsidiaries and, in addition to applying to officers and directors, it applies to all Employees.

         This Code summarizes the standards by which we must be guided as Employees. It is not the intent of this Code to cover in precise detail every issue that may arise in the context of
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business conduct or ethics. However, it establishes principles by which we resolve to be guided. If you have any questions about this Code or its applicability, please contact the Company's Chief Financial Officer, or the Nominating and Corporate Governance Committee of the Board of Directors (each of these persons are referred to in this Code as an "Appropriate Authority") or your supervisor.

         The following are specific areas of conduct to which all Employees are subject in their dealings with, or on behalf of, the Company.

Conflict of Interest - Act in the best interest of the Company, and avoid situations which may conflict with this obligation.

          o A conflict of interest occurs when an Employee's private interest interferes in any way with the Company's interest.

          o A conflict of interest can arise when an Employee works for a competitor, invests in, or does business with, an organization that does business with the Company, employs or supervises an immediate family member or receives a gift or special treatment of significant value from an organization that does business with the Company. No gift may be in the form of cash or cash equivalents. A conflict can arise when an Employee (or a family member) receives improper personal benefit resulting from the Employee's position with the Company.

          o Should a conflict (or even an appearance of conflict) of interest arise, the Employee should report the matter to an Appropriate Authority.

          o An Employee having any question as to whether a conflict (or even an appearance of conflict) of interest could arise in a given situation should contact an Appropriate Authority.

Corporate Opportunity - Promptly disclose opportunities or ideas pertaining to Company business.

          o An Employee is prohibited from taking a personal interest in a business opportunity discovered through use of corporate position, information or property or that properly belongs to the Company. An Employee must not compete with, and in particular, must not use corporate position, information, or property for personal gain or to compete with, the Company.

Workplace Conduct - Conduct yourself in a professional and businesslike manner.

          o An Employee is expected to follow Company policies on equal opportunity and prohibited harassment in the workplace.

          o An Employee is expected to follow Company policies on a safe work environment. An Employee is to follow safety rules published by the Company and to report to an Appropriate Authority any unsafe conditions or incidents.
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Company Records - If a part of your responsibilities with the Company includes creating and maintaining records, create and maintain accurate and truthful records in carrying out those responsibilities.

          o All Company books, records, accounts, and other financial statements must be maintained accurately and with adequate detail to conform with legal requirements and the Company's internal controls system. Records must be maintained or destroyed only according to the Company's record retention policies. Any questions regarding implementation and carrying out of these obligations are to be referred to the Chief Financial Officer.

Protection and Proper Use of Company Property - In carrying out duties and responsibilities to the Company, protect and safeguard its property.

          o It is the responsibility of every Employee to protect Company property against loss, theft, misuse and waste. Improper use, defrauding or theft of Company property directly impacts the profitability of the Company. Such activity is to be reported to an Appropriate Authority for review and appropriate action.

          o Employees are to maintain confidentiality of information entrusted to them by the Company, except when disclosure is authorized or mandated by law. Whenever feasible, Employees shall consult with an Appropriate Authority if they believe they have a legal obligation to disclose confidential information before disclosing the confidential information. This information includes all non-public information that might, if disclosed, be of use to competitors or otherwise harmful to the Company or its customers.

Insider Information - Do not use confidential, material information to trade in securities of the Company or provide that information to a family member, friend or any other person. Do not use such information for personal gain.

          o Engaging in such activity is both unethical and illegal. All Company non-public information is considered confidential and proprietary. It must not be used for personal gain. The term "material information" means any information reasonably expected to affect the price of the Company's securities and which would be considered important by an investor or prospective investor in those securities.

          o Employees must comply with the Company's prohibition of insider trading policy, a copy of which is available from the Chief Financial Officer.

          o Officers and directors of the Company must, in addition, comply with the Company's policy in trading in securities of the Company, a copy of which is available from the Chief Financial Officer.

Financial and Other Disclosures - As a public company, it is extremely important that the Company's filings with the Securities and Exchange Commission be full, fair, accurate, timely and understandable. This standard also applies to all other governmental filings and to all
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public communications made by the Company.

          o An Employee may be called upon to provide necessary information to assure that the Company's public reports are complete, fair and understandable. The Company expects Employees to take this responsibility very seriously and to provide prompt accurate answers to inquiries related to the Company's public disclosure requirements.

          o The Company must comply with extensive and complex accounting requirements. To meet these requirements, the Company must rely upon each Employee's truthfulness in accounting practices. All of the Company's books, records, accounts and financial statements must be maintained in reasonable detail, must appropriately reflect the Company's transactions and must conform both to applicable legal requirements and to the Company's system of internal controls.

          o No Employee shall take any action intended to influence improperly the Company's auditors or the conduct of the Company's audits for the purpose of rendering the financial statements of the Company misleading.

Compliance - Adhere to all applicable governmental laws, rules, and regulations in jurisdictions in which the Company does business.

          o These laws include, but are not limited to, federal and state workplace provisions, prohibitions on insider trading, environmental laws, and other federal and state laws, local ordinances and related regulations.

          o Questions regarding compliance with this Code shall be directed to an Appropriate Authority.

Violations - Violations or suspected violations of the Code can have serious consequences.

          o Violation of this Code, including knowingly failing to report a material violation by another Employee, is cause for immediate corrective or disciplinary action, including possible dismissal and termination of employment. In this context, an Employee will not be permitted to justify an act or failure to act in violation of this Code by claiming it was ordered or authorized by a supervisor or another Employee.

Reporting Illegal, Unethical Behavior - Report known or suspected violations of this Code as provided in it.

          o Each Employee is urged to bring suspected illegal or unethical behavior-related violations of the Code which he or she has observed to the attention of an Appropriate Authority for review and appropriate action.

          o In the context of suspected illegal or unethical behavior-related violations pertaining to accounting, internal controls on accounting or audit matters, the Appropriate Authority is the Audit Committee. In this instance, the Audit Committee, in accordance with the Company's Audit Committee Charter, shall review and recommend appropriate action to be taken by the Company's Board of Directors.

          o In the context of all other matters subject to this Code, an Appropriate Authority or supervisor, and procedure for processing a suspected violation of this Code are as set forth in the Company's Nominating and Corporate Governance Committee Charter.

          o Retaliation against an Employee who, in good faith, reports suspected violations of this Code or other illegal conduct, is prohibited.

          o Reporting of suspected violations of this Code may be done anonymously and confidentially in writing to an Appropriate Authority. An anonymous report must provide sufficient information about the activity to allow an independent investigation of it by the Company.

          o Employees are required to cooperate in investigations of misconduct and unethical behavior under this Code.

          o An Employee, when confronted with a particular transaction or situation and uncertain as to whether it may in some ways be in conflict with the provisions of this Code, should bring the matter to the attention of an Appropriate Authority.

Waiver, Amendment - Any waiver of the provisions of this Code for executive officers and directors may be made only by the board and must be promptly disclosed to the Company's shareholders, including an identification of the person who received the waiver and the date of grant of the waiver by the board, and providing a brief description of the circumstances and reasons under which it was given.